Exhibit 10.26

FIRST AMENDMENT TO THE

BLOOD DONOR CENTER MANAGEMENT

COMMUNITY MOBILE BLOOD COLLECTIONS SERVICES
AGREEMENT

This FIRST AMENDMENT is entered into by and between USC University Hospital, Inc., doing business as USC University Hospital (“Hospital”), a medical center located at 1500 San Pablo Street, Los Angeles, California 90033 and HemaCare Corporation (“HemaCare”), located at 21101 Oxnard Street, Woodland Hills, California 91367.

RECITALS

A.               Hospital and HemaCare are parties to that certain Services Contract (the “Agreement”) effective May 1, 2004.

B.                Hospital and HemaCare desire to amend the terms of the Agreement as set forth herein below.

NOW, THEREFORE, the parties hereto, based upon the above recitals and the covenants and conditions set forth herein, agree as follows:

1.                                      TERM AND TERMINATION. Section VI, paragraph A of the Agreement shall be amended as follows:

This agreement shall commence May 1, 2006 and continue for a term of one (1) year.

2.                                      HEMACARE'S COMPENSATION. For Services rendered pursuant to this Agreement, Hospital shall pay HemaCare in accordance with the attached revised Fee Schedule, Attachment I.

3.                                      ESTIMATED HOSPITAL DEMAND FOR SERVICES. Hospital agrees to purchase from HemaCare all allogeneic units of blood and blood products collected and produced on its behalf in accordance with the attached revised page 14 of the Agreement, Attachment II.

4.                                      GENERAL. If provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

THE PARTIES HERETO have executed this Amendment on the 7th day of March, 2006.

USC UNIVERSITY HOSPITAL		HEMACARE CORPORATION

/s/	Ted Schreck	/s/	Judi Irving
By:	Ted Schreck	By:	Judi Irving
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Attachment I

USC UNIVERSITY HOSPITAL
BLOOD SERVICES FEE SCHEDULE
Hospital Services Direct Order Lines

800-826-7962 or 818-986-3977

COMPONENT Fees Per Unit
Directed Donor Red Blood Cells	$[●]1
Directed Donor Leukocyte Reduced Red Blood Cells	$[●]
Directed Donor Leukocyte Reduced Red Blood Cells, Irradiated	$[●]
Directed Donor Single Donor Platelets, Leukocyte Reduced	$[●]
Directed Donor Single Donor Platelets, Leukocyte Reduced, Irradiated	$[●]
Autologous Donor Red Blood Cells	$[●]
Autologous Donor Red Leukocyte Reduced Red Blood Cells	$[●]
Leukocyte Reduced Single Donor Platelets	$[●]
Leukocyte Reduced Single Donor Platelets, Pediatric Unit	$[●]
Allogeneic Red Blood Cells	$[●]
Allogeneic Red Blood Cells, Irradiated	$[●]
Allogeneic Red Blood Cells, Irradiated, CMV-	$[●]
Allogeneic Leukocyte Reduced Red Blood Cells	$[●]
Allogeneic Leukocyte Reduced Red Blood Cells, Irradiated	$[●]
Allogeneic Leukocyte Reduced Red Blood Cells, Irradiated, CMV-	$[●]
Fresh Frozen Plasma	$[●]
Cryoprecipitate	$[●]
Cryo-Poor Plasma	$[●]
Therapeutic Phlebotomy	$[●]
ADDITIONAL SERVICES
CMV Negative Screening Per Unit	$[●]
Irradiation Fee Per Unit	$[●]
STAT Distribution Fee Per Order	[●]
Courier Services in Addition to Normal Delivery	$[●]

Subject to terms and conditions in Blood Donor Center Management Community Mobile Blood Collections Services Agreement. Prices in effect through 04-30-07.

Effective 05-01-06

1 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (“SEC”) and have been filed separately with the SEC.

ATTACHMENT II
ESTIMATED HOSPITAL DEMAND FOR SERVICES

Hospitals agree to purchase from HemaCare all Allogeneic units of blood and blood products collected and produced on its behalf (including FFP) through the USC Blood Donor Center and/or Community Mobile Blood Drives, as shown below:

Monthly Volumes:

Hospital	# Allogeneic RBC's Per Month (a)	# Allogeneic Leukoreduced EEC's Per Month (b)	Allogeneic Red Blood Cells (a+b)	# FFP Per Month	# Single Donor Platelets per Month
USC/Norris Comprehensive Cancer Center	[●]2	[●]	[●]	[●]	[●]
USC University Hospital	[●]	[●]	[●]	[●]	[●]
Total	[●]	[●]	[●]	[●]	[●]

1.      Hospital purchases may be combined to equal total monthly volumes.

2.      The Hospitals will accept the first [●] allogeneic Red Blood Cells, the first [●] allogeneic leukoreduced Red Blood Cells, and the first [●] units of FFP per month. If Hospitals cannot use the minimum number of units, but are obligated to purchase units, Hospitals have the right to direct purchased (unused) units to another Southern California hospital in Los Angeles or Orange Counties. The quantity and the schedule of delivery of the blood products shall be determined by Hospitals. In no circumstances, however may delivery extend beyond seven days of date of product availability.

3.      The Hospitals guarantee to purchase from HemaCare a minimum of [●] Leukocyte Reduced Single Donor Platelets per month. If Hospitals do not purchase [●] Single Donor Platelets monthly, the Hospitals will be billed for each unit not purchased up to [●] units per month.

2 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the SEC and have been filed separately with the SEC.